Exhibit (H)(2)(C)

November 2, 2021

State Street Bank and Trust Company

100 Summer Street

Floor 7, Mailstop SUM0704

Boston, MA 02110

Attention: A. Elizabeth Howard, Vice President and Managing Counsel

RE: Schwab Strategic Trust (the “Trust”)

Ladies and Gentlemen:

Reference is made to the Transfer Agency and Service Agreement between us, dated as of October 8, 2009 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the creation of the following additional Portfolio, as defined in the Agreement:

Schwab Ariel ESG ETF

In accordance with the Additional Portfolios provision of Section 13 of the Agreement, we request that you act as Transfer Agent with respect to the additional Portfolio. A current Appendix A to the Agreement is attached hereto. In connection with such request, the undersigned, on behalf of the Trust and the additional Portfolio, hereby confirms to you, as of the date hereof, the representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

[Signature page follows]

Charles Schwab Investment Management, Inc.

By:	/s/ Jonathan de St Paer
	Name:	Jonathan de St Paer
	Title:	President

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kathy MacVarish
	Name:	Kathy MacVarish
	Title:	Senior Vice President

APPENDIX A

LIST OF PORTFOLIOS

As of November 2, 2021

SCHWAB STRATEGIC TRUST

Schwab U.S. Broad Market ETF

Schwab U.S. Large-Cap ETF

Schwab U.S. Large-Cap Growth ETF

Schwab U.S. Large-Cap Value ETF

Schwab U.S. Small-Cap ETF

Schwab International Equity ETF

Schwab International Small-Cap Equity ETF

Schwab Emerging Markets Equity ETF

Schwab U.S. TIPS ETF

Schwab Short-Term U.S. Treasury ETF

Schwab Intermediate-Term U.S. Treasury ETF

Schwab U.S. REIT ETF

Schwab U.S. Mid-Cap ETF

Schwab U.S. Aggregate Bond ETF

Schwab U.S. Dividend Equity ETF

Schwab Fundamental U.S. Broad Market Index ETF

Schwab Fundamental U.S. Large Company Index ETF

Schwab Fundamental U.S. Small Company Index ETF

Schwab Fundamental International Large Company Index ETF

Schwab Fundamental International Small Company Index ETF

Schwab Fundamental Emerging Markets Large Company Index ETF

Schwab 1000 Index ETF

Schwab 1-5 Year Corporate Bond ETF

Schwab 5-10 Year Corporate Bond ETF

Schwab Long-Term U.S. Treasury ETF

Schwab International Dividend Equity ETF

Schwab Ariel ESG ETF